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                                                             Exhibit 99 (j)(iii)

                       Report of Independent Accountants

To the Trustees and Shareholders of
SunAmerica Equity Funds

In our opinion, the statement of changes in net assets and the financial highlights of SunAmerica Balanced Assets Fund, SunAmerica Blue Chip Growth Fund, SunAmerica Growth Opportunities Fund (formerly SunAmerica Mid-Cap Growth Fund), SunAmerica Small Company Growth Fund, SunAmerica Growth and Income Fund and SunAmerica "Dogs" of Wall Street Fund (constituting SunAmerica Equity Funds, hereafter referred to as the "Fund")(not presented separately herein) present fairly, in all material respects, the changes in each of their net assets for the year ended September 30, 1999 and the financial highlights for each of the periods indicated through the period ended September 30, 1999, in conformity with generally accepted accounting principles. This financial statement and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the financial statements or financial highlights of the Fund for any period subsequent to September 30, 1999.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
November 10, 1999